EXHIBIT 23.1


              [LETTERHEAD OF KPMG PEAT MARWICK LLP]




The Board of Directors
The First Jermyn Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the registration statement.




/s/ KPMG Peat Marwick LLP

   Philadelphia, Pennsylvania
May 21, 1998